UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

Harvard Illinois Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53935 (Commission File Number)	27-2238553 (I.R.S. Employer Identification No.)

58 North Ayer Street, Harvard Illinois	60033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (815) 943-5261

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2011, Steven D. Garrels, a director of Harvard Illinois Bancorp, Inc. (the “Company”) and its bank subsidiary, Harvard Savings Bank (the “Bank”), entered into a Deferred Fee Agreement with the Bank to allow the director to defer the payment of a percentage of board fees to a deferral account established by the Bank.  Compensation deferred under the plan and interest thereon (equal to the rate on high grade long-term corporate bonds) are payable upon the director’s termination of service, disability, or upon a change in control of the Bank followed by termination of service.

The agreement is substantially identical to the form of deferred fee agreement for certain other directors of the Company and the Bank, which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 15, 2009.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Shell company transactions: Not Applicable
(d)	Exhibits: Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HARVARD ILLINOIS BANCORP, INC.

Date: February 1, 2011	By:	/s/ Duffield J. Seyller III
Duffield J. Seyller III
President and Chief Executive Officer